Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Equity Incentive Plan and the Non-Qualified Stock Plan of A.P. Pharma, Inc. of our report dated February 22, 2002, with respect to the financial statements and schedule of A.P. Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young, LLP
                                       ----------------------
                                       Ernst & Young, LLP

Palo Alto, California
June 13, 2002